Exhibit 23.3


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CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this registration statement of Teradyne, Inc. on Form S-8 of our report dated September 21, 1993 relating to the consolidated financial statements of Megatest Corporation and its subsidiaries for the year ended August 31, 1993, appearing in the Annual Report on Form 10-K of Teradyne, Inc. for the year ended December 31, 1995.




/s/ Deloitte & Touche LLP
- -------------------------
DELOITTE & TOUCHE LLP

San Jose, California
June 26, 1996



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